UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 6, 2004

International Steel Group Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-31926	71-0871875

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

4020 Kinross Lakes Parkway, Richfield, Ohio, 44286-9000
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:
(330) 659-9100

N/A

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

     On October 6, 2004, International Steel Group Inc. (the “Company”), issued a press release announcing that it has extended the expiration date for the offer to exchange up to $600 million of its 6.500% Senior Notes due 2014, which have been registered under the Securities Act of 1933, for any and all of its outstanding 6.500% Senior Notes due 2014 issued on April 14, 2004. The expiration date for the exchange offer, which had been 5:00 p.m., New York City time on Wednesday, October 6, 2004, is now 5:00 p.m., New York City time on Friday, October 8, 2004, unless further extended. The outstanding notes were issued and sold in a transaction exempt from the registration requirements of the Securities Act of 1933.

     The outstanding notes have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This current report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

     A copy of the press release is attached as Exhibit 99 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

     (a) Not applicable.

     (b) Not applicable.

     (c) Exhibits:

Exhibit
No.	Description
99	Press release of the Company, dated October 6, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2004

INTERNATIONAL STEEL GROUP INC.

By	/s/ Leonard M. Anthony Name: Leonard M. Anthony Title: Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit
No.	Description
99	Press release of the Company, dated October 6, 2004.